Exhibit 2.2

VOTING AGREEMENT

This VOTING AGREEMENT, is made and entered into as of December 18, 2017 (this "Agreement"), by and among the stockholders listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder"), and Campbell Soup Company, a New Jersey corporation ("Parent").

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner of the number of shares of Company Common Stock (i) set forth opposite such Stockholder's name on Schedule A hereto and (ii) that such Stockholder comes to hold and to be entitled to vote (or direct the voting of) during the period from the date of this Agreement through the Expiration Date (the "Subject Shares");

WHEREAS, concurrently with the execution of this Agreement, Parent, Twist Merger Sub, Inc., a North Carolina corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Snyder's-Lance, Inc., a North Carolina corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent to enter into the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares; Irrevocable Proxy.

(a) From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the holders of Company Common Stock and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted such Stockholder's Subject Shares as follows (and shall authorize a proxy to vote such Subject Shares accordingly):

(i) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger;

(ii) against any Acquisition Proposal or any Superior Proposal; and

(iii) against any amendment of the articles of incorporation or bylaws of the Company or other action or agreement of the Company, in each case for which the vote of the holders of Company Common Stock is required to authorize such action or agreement, that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

(b) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to such Stockholder's Subject Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to such Stockholder's Subject Shares.  The proxy granted by Stockholder pursuant to this Section 1(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  The proxy granted by such Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1(a) above.  The proxy granted by such Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 9 (Termination) hereof.

2. Transfer of Shares.  Each Stockholder agrees that, from and after the date of this Agreement until the earlier of the receipt of the Company Shareholder Approval or the Expiration Date, such Stockholder will not, directly or indirectly, (i) sell, transfer, distribute, pledge, hypothecate, donate, assign, appoint or otherwise dispose of or encumber ("Transfer") any of such Stockholder's Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares, (iv) enter into any agreement, arrangement or understanding with any Person (other than Parent), or take any other action, that would conflict with, restrict, limit, violate or interfere with the performance of such Stockholder's representations, warranties, covenants and obligations hereunder or (v) take any action that would reasonably be expected to restrict or otherwise adversely affect the Stockholder's legal power, authority and right to comply with and perform its covenants and obligations under this Agreement; provided that (A) the death of any Stockholder who is an individual person shall itself not be a sale, transfer or disposition of any Subject Shares prohibited by this Section 2 as long as another Stockholder or the Stockholder's estate continues to own such Subject Shares and agrees to perform such Stockholder's obligations hereunder and (B) each Stockholder may Transfer any Subject Shares to any Person for tax planning or charitable purposes or any Affiliate of the Stockholder; provided, that, such Person or Affiliate agrees in a written instrument reasonably acceptable to Parent, as a condition precedent to the Transfer and with respect to the Subject Shares  so transferred, to be bound by this Agreement to the same extent as the Stockholder by the voting and transfer provisions set forth in this Agreement.  Any Transfer in violation of this provision shall be void ab initio.  The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the Merger or the transactions contemplated by the Merger Agreement.

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3. Acquisition Proposals.  No Stockholder shall, nor shall any Stockholder permit any of its representatives to, directly or indirectly, (i) solicit, initiate or knowingly facilitate (including by way of furnishing nonpublic information), induce or encourage any inquiries or the making of any proposal or offer (including any proposal or offer to the holders of Company Common Stock, other than from Parent or any of its Affiliates) that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) initiate any discussions or negotiations regarding or furnish to any Person any nonpublic information with respect to, or cooperate in any way that could otherwise reasonably be expected to lead to, any Acquisition Proposal or (iii) approve, recommend or make any public statement approving or recommending any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, and no Stockholder shall, alone or together with any other Person, make an Acquisition Proposal. If any Stockholder receives any inquiry or proposal regarding any Acquisition Proposal, such Stockholder shall promptly inform Parent of such inquiry or proposal and the details thereof.

4. Additional Covenants of the Stockholders.

(a) Further Assurances.  From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as are reasonably necessary in order to perform his, her or its obligations under this Agreement.

(b) Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms "Company Common Stock" and "Subject Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(c) Notice of Acquisitions.  Each Stockholder hereby agrees to notify Parent in writing as promptly as practicable, following the date Stockholder is actually made aware of such acquisition, of the number of any additional Shares or other voting securities of the Company which such Stockholder comes to hold and to be entitled to vote (or direct the voting of) on or after the date hereof through the Expiration Date; provided that any timely filing with the SEC by such Stockholder pursuant to Section 13 or Section 16 of the Exchange Act reporting any such acquisition shall constitute notice with respect to this Section 4(c).

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(d) Disclosure.  Parent shall not make any public announcement that references any Stockholder without the prior written consent of such Stockholder; provided, that Parent may, without obtaining such consent, make any public statement that contains only information included in, and is consistent with, public statements previously approved in accordance with this paragraph.  Subject to reasonable prior notice, each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, including in the Company Proxy Statement, such Stockholder's identity and ownership of such Stockholder's Subject Shares and the nature of such Stockholder's obligations under this Agreement.

5. Representations and Warranties of each Stockholder.  Each Stockholder on its own behalf hereby represents and warrants as of the date hereof to Parent, severally and not jointly, with respect to such Stockholder and such Stockholder's ownership of the Subject Shares, as follows (except in each case as would not reasonably be expected to prevent or materially delay or impair such Stockholder's ability to perform his, her or its material obligations hereunder):

(a) Authority.  Such Stockholder has (i) if such Stockholder is not a natural person, all requisite power and authority, and (ii) if such Stockholder is a natural person, capacity, in each case, to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized (if such Stockholder is not a natural person), executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.  If such Stockholder is a trust, the trustee is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated hereby, and any directions or prior consents which the trustee is required to obtain pursuant to the terms of the governing trust instrument have been obtained.  Other than as provided in the Merger Agreement and any filings by such Stockholder with the SEC, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

(b) No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a material breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder.

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(c) The Subject Shares.  Such Stockholder is the Beneficial Owner of, or is a trust or estate that is the Beneficial Owner of and whose beneficiaries are the beneficial owners (not within the meaning of Rule 13d-3 promulgated under the Exchange Act, but rather, pursuant to the common law regarding beneficial interests in trusts) of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder's name on Schedule A hereto, free and clear of any and all security interests, liens, encumbrances, equities, claims, options or limitations of whatever nature (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares).  Such Stockholder does not Beneficially Own any shares of Company Common Stock other than the Subject Shares set forth opposite such Stockholder's name on Schedule A hereto (except that such Stockholder may be deemed to Beneficially Own Subject Shares owned by other Stockholders). Such Stockholder has, or will have at the time of the applicable meeting of holders of Shares, the right to vote or direct the vote of such Subject Shares (it being understood in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions, and if the trustees are acting subject to the direction of another party in the exercise of such voting power, then the direction of such other party has been obtained prior to the execution of this Agreement and such direction shall not be revoked except in compliance with this Agreement).  None of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or materially delay a Stockholder's ability to perform its obligations hereunder.  There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder's name on Schedule A hereto (other than a Transfer from one Stockholder to another Stockholder) and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d) Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

(e) Litigation.  As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or, to the knowledge of the Stockholder, threatened in writing against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

6. Representations and Warranties of Parent.  Parent represents and warrants to the Stockholders as follows:  Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement, the Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby.  The execution and delivery of the Merger Agreement by Merger Sub and the consummation of the transactions contemplated thereby have been duly and validly authorized by the board of directors of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize the execution, delivery and performance of the Merger Agreement by Merger Sub and the consummation of the transactions contemplated thereby. Parent has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a material breach of the constituent documents of Parent, or constitute a default (with or without notice or lapse of time or both) under any provision of, any other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent.

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7. Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer.  Each Stockholder is entering into this Agreement solely in such Stockholder's capacity as the record holder or Beneficial Owner of, or as a trust whose beneficiaries are the beneficial owners (not within the meaning of Rule 13d-3 promulgated under the Exchange Act, but rather, pursuant to the common law regarding beneficial interests in trusts) of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder's capacity as a director or officer of the Company.  The taking of any actions (or any failures to act) by a Stockholder (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of the Company and taking any action or making any statement at any meeting of such board or any committee thereof) in such Stockholder's capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

8. Certain Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

(b) "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given such terms in Rule 13d-3 under the Exchange Act, and the rules and regulations promulgated thereunder, as in effect from time to time.

9. Termination.  This Agreement shall automatically terminate without further action upon the earliest to occur (the "Expiration Date") of (i) the Effective Time, (ii) the termination of the Merger Agreement, (iii) the written agreement of the Stockholders and Parent to terminate this Agreement and (iv) any amendment, modification, waiver or other change to any provision of the Merger Agreement, as in effect on the date hereof, that (A) is materially adverse to Stockholder from a financial point of view, including any reduction in the amount or change to the form of consideration payable to any Stockholder, or (B) would materially delay or materially impede the ability of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement.  At any time, Parent and any Stockholder may mutually agree in writing to terminate this Agreement with respect to such Stockholder and, if so agreed, such Stockholder shall have no further obligations under this Agreement.

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10. Specific Performance.  Each Stockholder acknowledges and agrees that (i) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (ii) Parent is relying on such covenants in connection with entering into the Merger Agreement and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable.  Therefore, each Stockholder agrees that Parent shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond), in addition to remedies at law or in damages, as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements, and shall not oppose the granting of such relief on the basis that Parent has an adequate remedy at law or in damages.

11. Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(b) Each of the parties hereby irrevocably submits exclusively to the jurisdiction of the Chancery Courts of the State of Delaware and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of the parties hereto irrevocably agrees that all claims relating to such action, suit or proceeding shall be heard and determined in such a state or federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 16 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12. Several Obligations. Obligations of each Stockholder under this Agreement shall be several and not joint.

13. Modification or Amendment.  This Agreement may only be amended, modified or supplemented in writing by the parties hereto, or as between Parent and any Stockholder by an instrument in writing signed by Parent and such Stockholder.

14. Waivers.  Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

15. Assignment.  This Agreement shall not be assignable by operation of Law or otherwise.  Any assignment in contravention of the preceding sentence shall be null and void.

16. No Third-Party Beneficiaries.  This Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

17. Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally or (ii) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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(i) If to Parent, to:

Campbell Soup Company
One Campbell Place
Camden, New Jersey 08103
 Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
 Attention: Michael J. Aiello
                  Eoghan P. Keenan

 Facsimile: (212) 310-8007

If to the Patricia A. Warehime Revocable Deed of Trust to:

Patricia A. Warehime
416 Sprenkle Avenue
Hanover, PA 17331

with a copy (which shall not constitute notice) to:

Eckert Seamans
600 Grant Street, 44th Floor
Pittsburgh, PA 15219
Attention: John Kearns, III
Facsimile: (412) 566-6099

If to any Stockholder other than the Patricia A. Warehime Revocable Deed of Trust, to:

Charles E. Good
6663 Moulstown Road E.
Hanover, PA 17331

with a copy (which shall not constitute notice) to:

Eckert Seamans
600 Grant Street, 44th Floor
Pittsburgh, PA 15219
Attention: John Kearns, III
Facsimile: (412) 566-6099

18. Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the parties shall negotiate in good faith to modify this Agreement to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such modification, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

19. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

20. Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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21. Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF) or by other electronic means), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

22. No Ownership Interests.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Stockholder.  Nothing in this Agreement shall be interpreted as creating or forming a "group" with any other Person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAMPBELL SOUP COMPANY

By:	/s/ Denise Morrison
Name: Denise Morrison
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PATRICIA A. WAREHIME REVOCABLE DEED OF TRUST

By:	/s/ Patricia A. Warehime
Name: Patricia A. Warehime
Title: Trustee

[Signature Page to Voting Agreement]

WAREHIME 2016 GRAT #1

By:	/s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

[Signature Page to Voting Agreement]

WAREHIME 2017 GRAT #1

By: :	/s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

[Signature Page to Voting Agreement]

WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF SUSAN A. RUPP

By:	/s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:	/s/ Steve B. Yelland
Name: Steve B. Yelland
Title: Trustee

By:	/s/ Susan A. Rupp
Name: Susan A. Rupp
Title: Trustee

[Signature Page to Voting Agreement]

WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF KATHERINE A. MININGER

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Steve B. Yelland
Name: Steve B. Yelland
Title: Trustee

By:  /s/ Katherine A. Mininger
Name: Katherine A. Mininger
Title: Trustee

[Signature Page to Voting Agreement]

WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF ELIZABETH A. WAREHIME

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Steve B. Yelland
Name: Steve B. Yelland
Title: Trustee

By:  /s/ Elizabeth A. Warehime
Name: Elizabeth A. Warehime
Title: Trustee

[Signature Page to Voting Agreement]

MICHAEL & PATRICIA WAREHIME 1995 IRREVOCABLE TRUST FOR THE BENEFIT OF DAUGHTERS

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Sally A. Yelland
Name: Sally A. Yelland
Title: Trustee

[Signature Page to Voting Agreement]

MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF MARGARET ANNE MININGER

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Michael C. Anderson
Name: Michael C. Anderson
Title: Trustee

[Signature Page to Voting Agreement]

MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF HARRISON MICHAEL RUPP

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Michael C. Anderson
Name: Michael C. Anderson
Title: Trustee

[Signature Page to Voting Agreement]

MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF SOPHIE ANN MININGER

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Michael C. Anderson
Name: Michael C. Anderson
Title: Trustee

[Signature Page to Voting Agreement]

MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF EVAN MICHAEL RUPP

By:   /s/ Charles E. Good
Name: Charles E. Good
Title: Trustee

By:   /s/ Michael C. Anderson
Name: Michael C. Anderson
Title: Trustee

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Stockholder	Number of Shares of Company Common Stock
PATRICIA A. WAREHIME REVOCABLE DEED OF TRUST	8,953,547
WAREHIME 2016 GRAT #1	2,044,738
WAREHIME 2017 GRAT #1	1,546,783
WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF SUSAN A. RUPP	72,739
WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF KATHERINE A. MININGER	72,739
WAREHIME 2012 DYNASTY TRUST FOR THE BENEFIT OF ELIZABETH A. WAREHIME	72,739
MICHAEL & PATRICIA WAREHIME 1995 IRREVOCABLE TRUST FOR THE BENEFIT OF DAUGHTERS	51,983
MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF MARGARET ANNE MININGER	10,145
MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF HARRISON MICHAEL RUPP	9,391
MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF SOPHIE ANN MININGER	8,853
MICHAEL A. WAREHIME 2010 TRUST FOR THE BENEFIT OF EVAN MICHAEL RUPP	8,100